                                                                 EXHIBIT 3(ii).2

                                  B Y L A W S

                                       OF

                             PURCHASEPRO.COM, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I PRINCIPAL OFFICE................................................... 1
 Section 1. Principal Office................................................. 1
 Section 2. Other Offices.................................................... 1
ARTICLE II STOCKHOLDERS...................................................... 1
 Section 1. Place of Meetings................................................ 1
 Section 2. Annual Meetings.................................................. 1
 Section 3. Special Meetings................................................. 1
 Section 4. Procedure of Annual Meeting; Notice of Meetings.................. 2
 Section 5. Quorum........................................................... 3
ARTICLE III BOARD OF DIRECTORS............................................... 3
 Section 1. Powers........................................................... 3
 Section 2. Number, Classes and Qualifications............................... 3
 Section 3. Nomination....................................................... 4
 Section 4. Removal.......................................................... 4
 Section 5. Vacancies........................................................ 5
ARTICLE IV MEETINGS OF DIRECTORS............................................. 5
 Section 1. Regular Meetings................................................. 5
 Section 2. Special Meetings................................................. 5
 Section 3. Quorum........................................................... 6
 Section 4. Waiver........................................................... 6
 Section 5. Action by Written Consent........................................ 6
 Section 6. Committees of the Board.......................................... 6
ARTICLE V OFFICERS........................................................... 7
 Section 1. Officers......................................................... 7
 Section 2. Chairman of the Board............................................ 7
 Section 3. Chief Executive Officer and President............................ 7
 Section 4. President........................................................ 7
 Section 5. Chief Operating Officer.......................................... 7
 Section 6. Vice Presidents.................................................. 7
 Section 7. Secretary........................................................ 8
 Section 8. Assistant Secretaries............................................ 8
 Section 9. Treasurer and Chief Financial Officer............................ 8
 Section 10. Assistant Treasurers............................................ 8
 Section 11. Loans or Guarantees of Obligations of Directors and Officers.... 9
ARTICLE VI AMENDMENTS........................................................ 9
 Section 1. By Stockholders.................................................. 9
 Section 2. By Directors..................................................... 9


ARTICLE VII ANNUAL AND OTHER REPORTS......................................... 9
ARTICLE VIII INDEMNIFICATION................................................. 9
 Section 1. Right of Indemnification......................................... 9
 Section 2. Definition of Agent..............................................10
ARTICLE IX CERTIFICATES AND TRANSFER OF SHARES...............................10
 Section 1. Certificates for Shares..........................................10
 Section 2. Transfer on the Books............................................10
 Section 3. Lost or Destroyed Certificates...................................11
 Section 4. Transfer Agents and Registrars...................................11
 Section 5. Closing Stock Transfer Books - Record Date.......................11
 Section 6. Legend Condition.................................................11
ARTICLE X CORPORATE RECORDS AND REPORTS -- INSPECTION........................11
 Section 1. Records..........................................................11
 Section 2. Inspection of Books and Records..................................11
 Section 3. Certification and Inspection of Bylaws...........................12
 Section 4. Checks, Drafts, Etc..............................................12
 Section 5. Contracts, Etc. -- How Executed..................................12

                                     BYLAWS
                                       of

                             PURCHASEPRO.COM, INC.

                   (Effective as of _________________, 1999)

                                   ARTICLE I

                                Principal Office
                                ----------------

     Section 1. Principal Office. The Board of Directors shall fix the location
                ----------------
of the principal executive office of the Corporation at any place within or outside the State of Nevada. If the principal executive office is located outside Nevada and the Corporation has one or more business offices in Nevada, then the Board of Directors shall fix and designate a principal business office in Nevada.

     Section 2. Other Offices. The Board of Directors may at any time establish
                -------------
branch or subordinate offices at any place or places.


                                  ARTICLE II

                                  Stockholders
                                  ------------

     Section 1. Place of Meetings. All meetings of the stockholders shall be
                -----------------
held at any place within or without the State of Nevada which may be designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2. Annual Meetings. An annual meeting of stockholders shall be held
                ---------------
each year on a date and at a time designated by the Board of Directors. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of stockholders.

     Section 3. Special Meetings. Special meetings of the stockholders may be
                ----------------
called by (a) the Board of Directors, (b) the chairman of the board or (c) the chief executive officer and president. Notice of any special meeting shall specify the purpose or purposes of the meeting. Upon receipt of a written request addressed to the chairman, chief executive officer and president, vice president or secretary, mailed or delivered personally to such officer by any person (other than the board) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request.

     Section 4. Procedure of Annual Meeting; Notice of Meetings. To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise prop-erly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, within one hundred twenty (120) calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 4; provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     Written notice of each meeting of the stockholders, annual or special, shall be given to each stockholder entitled to vote thereat not less than ten
(10) days nor more than sixty (60) days before the date of the meeting. Such notices shall be given personally or by first-class mail or other means of written communication permitted by Chapter 78, Nevada Revised Statutes (the "Nevada General Corporation Law"), charges prepaid, addressed to each stockholder of record at the address appearing on the books of the Corporation, or given by the stockholder to the Corporation for the purpose of notice. If no address of a stockholder appears on the books of the Corporation or is given by the stockholder to the Corporation, notice is duly given to him or her if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or sent by other means of written communication.

     Such notices shall state (i) the place, date and hour of the meeting, (ii) those matters which the board, at the time of the mailing of the notice, intends to present for action by the stockholders, (iii) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election, and (iv) such other matters, if any, as may be expressly required by the Nevada General Corporation Law. In addition, in the case of a special meeting, the general nature of the business to be transacted shall be set forth in the notice, and no other business may be transacted.

     A stockholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such stockholder. Such waiver shall be delivered to the Corporation for filing with the corporate records, but this delivery and filing shall not be conditions to the effectiveness of the waiver. Further, by attending a meeting either in person or by proxy, a stockholder waives objection to lack of notice or defective notice of the meeting unless the stockholder objects to the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the annual meeting, the stockholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

     Section 5. Quorum. The presence in person or by proxy of the holders of a
                ------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as provided in this section, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.


                                  ARTICLE III

                               Board of Directors
                               ------------------

     Section 1. Powers. Subject to the provisions of the Nevada General
                ------
Corporation Law and any limitations in the articles of incorporation and these bylaws as to action to be authorized or approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Section 2. Number, Classes and Qualifications. The authorized number of
                ----------------------------------
directors shall not be less than five (5) nor more than nine (9). The exact authorized number of directors shall be fixed from time to time, within the limits specified in this Section 2 or in the articles of incorporation, by the Board of Directors, or by a bylaw or amendment thereof duly adopted by the vote of sixty-six and two-thirds percent (66-2/3%) of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least sixty-six and two-thirds percent (66-2/3%) of the required quorum).

     The Board of Directors shall be divided into three classes, each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Class I shall be comprised of directors who shall serve until the annual meeting of stockholders in 2000 and until their successors shall have been elected and qualified. Class II shall be comprised of directors who shall serve until the annual meeting of stockholders in 2001 and until their successors shall have been elected and qualified. Class III shall be comprised of directors who shall serve until the annual meeting of stockholders in 2002 and until their successors shall have been elected and qualified.

     A director shall be a natural person who is eighteen (18) years of age or older. A director need not be a resident of Nevada or a stockholder of the Corporation.

     Section 3. Nomination. Only persons who are nominated in accordance with
                ----------
the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by the nominating committee of the Board of Directors or any person appointed by the Board of Directors; nominations may also be made by any stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than one hundred twenty (120) calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     Section 4. Removal. Directors shall be removed in the manner provided by
                -------
the Nevada General Corporation Law. Any director may be removed by the stockholders of the Corporation at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal; provided, however, that no director may be removed when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected.

     Section 5. Vacancies. Vacancies in the Board of Directors, including a
                ---------
vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.


                                  ARTICLE IV

                             Meetings of Directors
                             ---------------------

     Section 1. Regular Meetings. Regular meetings of the Board of Directors
                ----------------
shall be held at any place within or without the State of Nevada that has been designated from time to time by the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation; provided, however, that immediately following each annual meeting of the stockholders there shall be a regular meeting of the Board of Directors of the Corporation at the place of said annual meeting or at such other place as shall have been designated by the Board of Directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without call on such date and time as may be fixed by the Board of Directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the Board of Directors.

     Section 2. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be held at any place within or without the State of Nevada which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the Corporation. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board or chief executive officer and president or any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him or her at his or her address as it appears upon the records of the Corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. Such notice shall be sent at least four (4) days prior to the meeting if sent by mail and at least forty-eight (48) hours prior to the meeting if delivered personally or by telephone or telegraph. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, and need not specify the purpose of the meeting.

     Section 3. Quorum. Presence of a majority of the authorized number of
                ------
directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 4. Waiver. Notice of a meeting need not be given to any director
                ------
who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 5. Action by Written Consent. Any action required or permitted to
                -------------------------
be taken by the Board of Directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 6. Committees of the Board. The provisions of this Article IV shall
                -----------------------
also apply, with necessary changes in points of detail, to committees of the Board of Directors, if any, and to actions by such committees (except for the first sentence of Section 2 of Article IV, which shall not apply, and except that special meetings of a committee may also be called at any time by any two members of the committee), unless otherwise provided by these bylaws or by the resolution of the Board of Directors designating such committees. For such purpose, references to "the board" or "the Board of Directors" shall be deemed to refer to each such committee and references to "directors" or "members of the board" shall be deemed to refer to members of the committee. Committees of the Board of Directors may be designated, and shall be subject to the limitations on their authority, as provided in section 78.125 of the Nevada General Corporation Law. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.


                                   ARTICLE V
                                   ---------

                                    Officers
                                    --------

     Section 1. Officers. The officers of the Corporation shall be a chairman of
                --------
the board or a chief executive officer or both, a president, a chief operating officer, a treasurer and chief financial officer and a secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries and such other officers as may be designated from time to time by the Board of Directors. Any number of offices may be held by the same person. The officers shall be elected by the Board of Directors and shall hold office at the pleasure of such board.

     Section 2. Chairman of the Board. The chairman of the board, if there be
                ---------------------
such officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by the bylaws. The chairman of the board shall, in addition, be the general manager and chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 3 of this Article V.

     Section 3. Chief Executive Officer. Subject to such supervisory powers, if
                -----------------------
any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The chief executive officer shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or bylaws.

     Section 4. President. The Board of Directors must designate a president.
                ---------
The president shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 5. Chief Operating Officer. The Board of Directors may designate a
                -----------------------
chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 6. Vice Presidents. In the absence or disability of the president,
                ---------------
the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all of the duties of the chief executive officer and president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the bylaws.

     Section 7. Secretary. The secretary shall keep or cause to be kept at the
                ---------
principal executive office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all proceedings of the stockholders, the Board of Directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at stockholders' meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent a record of stockholders or a duplicate record of stockholders showing the names of the stockholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary or, if they are absent or unable or refuse to act, any other officer of the Corporation, shall give or cause to be given notice of all the meetings of the stockholders, the Board of Directors and committees of the board required by the bylaws or by law to be given, and he or she shall keep the seal of the Corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     Section 8. Assistant Secretaries. It shall be the duty of the assistant
                ---------------------
secretaries to assist the secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

     Section 9. Treasurer and Chief Financial Officer. The treasurer and chief
                -------------------------------------
financial officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles adequate and correct books and records of account of the Corporation. He or she shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same only in such manner as the Board of Directors or the appropriate officers of the Corporation may from time to time determine, shall render to the chief executive officer and president and the Board of Directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors may require.

     Section 10. Assistant Treasurers. It shall be the duty of the assistant
                 --------------------
treasurers to assist the chief financial officer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

     Section 11. Loans or Guarantees of Obligations of Directors and Officers.
                 ------------------------------------------------------------
The Corporation may make any loan of money or property to, or guarantee the obligation of, any director or officer of the Corporation or of its parent if such loan or guaranty is approved by the board alone by a vote sufficient without counting the vote of any interested director or directors if the board determines that such loan or guaranty may reasonably be expected to benefit the Corporation.


                                  ARTICLE VI
                                  ----------

                                   Amendments
                                   ----------

       Section 1. By Stockholders. New bylaws may be adopted or these bylaws may
                  ---------------
be amended or repealed by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote.

       Section 2. By Directors. Subject to the right of stockholders as provided
                  ------------
in Section 1 of this Article to adopt, amend or repeal bylaws, and except as otherwise provided by law or by the articles of incorporation; bylaws, other than a bylaw or amendment thereof changing the authorized maximum or minimum number of directors, may be adopted, amended or repealed by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                            Annual and Other Reports
                            ------------------------

     The Board of Directors of the Corporation shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year of the Corporation. Such report shall contain a balance sheet as of the end of that completed fiscal year and an income statement and statement of changes in cash flows for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation. Such report shall be sent at least fifteen (15) days prior to the annual meeting of stockholders to be held during the next fiscal year. The annual report shall also contain any information required by the Nevada General Corporation Law.


                                  ARTICLE VIII
                                  ------------

                                Indemnification
                                ---------------

       Section 1. Right of Indemnification. The Corporation shall have power to
                  ------------------------
indemnify each of its officers, directors and agents to the fullest extent permissible by the Nevada General Corporation Law. Without limiting the generality of the foregoing sentence, the Corporation:

        (a) is authorized to provide indemnification of officers, directors and agents in excess of that otherwise permitted by sections 78.7502 and 78.751 of the Nevada General Corporation Law for those officers, directors and agents of the Corporation for breach of duty to the Corporation and its stockholders; provided, however, that the Corporation is not authorized to provide indemnification of any officer, director or agent for any acts or omissions or transactions from which an officer, director or agent may not be relieved of liability as set forth in section 78.037(1) of the Nevada General Corporation Law; and

        (b) shall have power to purchase and maintain insurance or make other financial arrangements in accordance with section 78.752 of the Nevada General Corporation Law on behalf of any officer, director or agent of the Corporation against any liability asserted against or incurred by the officer, director or agent in such capacity or arising out of the officer, director or agent's status as such, whether or not the Corporation would have the power to indemnify the officer, director or agent against such liability under the provisions of section 78.037(1) of the Nevada General Corporation Law, and shall have power to advance the expenses reasonably expected to be incurred by such officer, director or agent in defending any such proceeding upon receipt of the undertaking.

     Section 2. Definition of Agent. The term "agent" used in this Article shall
                -------------------
have the same meaning as such term in the Nevada General Corporation Law.


                                  ARTICLE IX
                                  ----------

                      Certificates and Transfer of Shares
                      -----------------------------------

      Section 1. Certificates for Shares. Certificates for shares shall be of
                 -----------------------
such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts. Every certificate for shares must be signed by the chief executive officer or president or the treasurer and chief financial officer and the secretary or an assistant secretary.

     Section 2. Transfer on the Books. Upon surrender to the secretary or
                ---------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Lost or Destroyed Certificates. Any person claiming a
                ------------------------------
certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall if the directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     Section 4. Transfer Agents and Registrars. The Board of Directors may
                ------------------------------
appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

     Section 5. Closing Stock Transfer Books - Record Date. In order that the
                ------------------------------------------
Corporation may determine the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

     Section 6. Legend Condition. In the event any shares of this Corporation
                ----------------
are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.


                                   ARTICLE X
                                   ---------

                  Corporate Records and Reports -- Inspection
                  -------------------------------------------

     Section 1. Records. The Corporation shall maintain, in accordance with
                -------
generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of Nevada, as fixed by the Board of Directors from time to time.

     Section 2. Inspection of Books and Records. All books and records provided
                -------------------------------
for in section 78.105 of the Nevada General Corporation Law shall be open to inspection of the directors and stockholders from time to time in accordance with section 78.105.

     Section 3. Certification and Inspection of Bylaws. The original or a copy
                --------------------------------------
of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the stockholders of the Corporation, at all reasonable times during office hours, as provided in section 78.105 of the Nevada General Corporation Law.

     Section 4. Checks, Drafts, Etc. All checks, drafts or other orders for
                -------------------
payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 5. Contracts, Etc. -- How Executed. The Board of Directors, except
                -------------------------------
as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     I, THE UNDERSIGNED, being the secretary of PurchasePro.com, Inc., DO HEREBY CERTIFY the foregoing to be the bylaws of said Corporation, as adopted by the Board of Directors on June 2, 1999.



                                                ----------------------------
                                                    Christopher P. Carton

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